EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-255712) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(2)	Registration Statement (Form S-8 No. 333-231145) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(3)	Registration Statement (Form S-8 No. 333-217608) pertaining to the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan.
(4)	Registration Statement (Form S-8 No. 333-196528) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(5)	Registration Statement (Form S-8 No. 333-181195) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(6)	Registration Statement (Form S-8 No. 333-166615) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(7)	Registration Statement (Form S-8 No. 333-142759) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.
(8)	Registration Statement (Form S-8 No. 333-126676) pertaining to the Cogent Communications Holdings, Inc. 2004 Incentive Award Plan.

of our reports dated February 25, 2022, with respect to the consolidated financial statements and schedule listed in the Index at Item 15(a)2 of Cogent Communications Holdings, Inc. and the effectiveness of internal control over financial reporting of Cogent Communications Holdings, Inc. included in this Annual Report (Form 10-K) of Cogent Communications Holdings, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Tysons, VA
February 25, 2022